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                                                                    EXHIBIT 21.1

OMNIAMERICA TOWERS, INC. (FKA OMNIAMERICA, INC.)
OMNIAMERICA DEVELOPMENT CORP. (FKA SPECIALTY CAPITAL SERVICES, INC.) OMNIAMERICA HOLDINGS CORPORATION
SOUTH ATLANTIC TOWER CORPORATION
SPECIALTY CONSTRUCTORS, INC.
SPECIALTY TRAINING CENTERS, INC.
SPECIALTY CONSTRUCTORS COATINGS, INC.
SPECIALTY FORTRESS, INC.
SPECIALTY MANAGEMENT, INC.
SPECIALTY COMBINED RESOURCES, INC.
NOVAK & LACKEY CONSTRUCTION CO., INC.
MICROWAVE TOWER SERVICE, INC.
OMNITOWER LTD.